SCHEDULE 14A INFORMATION

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CLEARWATER PAPER CORPORATION

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Clearwater Paper Corporation Shareholder Engagement: Executive Compensation Meeting Date: May 14, 2018

We Ask For Your Support ITEM YOUR BOARD’S RECOMMENDATION PROXY PAGE REFERENCE Election of Two Directors for a Three-Year Term Vote FOR Pages 12-13 and 53 Ratification of the Appointment of the Independent Registered Public Accounting Firm Vote FOR Page 53 Non-binding Advisory Vote on Executive Compensation Vote FOR Page 54 We seek your support at our upcoming annual meeting to be held on May 14, 2018, including support in favor of our advisory vote on executive compensation. This presentation includes additional information regarding the pay for performance aspects of our executive compensation program.

Clearwater Paper Corporation Appreciates Your Investment and Requests Your Support at our May 14th Annual Meeting Vote FOR Item 3. Say on Pay Clear alignment of pay with performance Alignment reflected in CEO pay and executive incentive compensation We ask for your support at our 2018 Annual Meeting

CEO Pay Aligned with Performance CEO Pay & Alignment Realized (i.e. actual outcome of incentive compensation relative to intended target values) CEO pay 46% lower than target over three year period, demonstrating strong pay for performance alignment CEO total reported compensation declined in 2017 CEO’s target annual cash incentive opportunity (as a % of salary) has remained flat since 2009 CEO’s base salary did not increase in 2018 CEO is significant shareholder and has not sold any Company stock

Realized Pay: CEO Pay Aligned with Performance During the 2015-2017 period, when our TSR was -33.2%, our CEO’s realized pay was 46% lower than aggregate target pay, demonstrating the strong link between pay outcomes and Company stock price performance. Specifically, our CEO’s realized pay was directly and significantly reduced by: below-target annual incentive pay outcomes, below-threshold or zero performance share pay outcomes, and underwater option awards for 2 of the past 3 grants (1) Target Pay – consists of base salary, target annual incentive cash bonus amount and the fair value at grant of equity awards (i.e., Black-Scholes for stock options and the closing price of our common stock on the date of the grant for restricted stock units (RSUs)), excluding other compensation paid. (2) Realized Pay consists of base salary, annual Incentive cash bonus at actual payout levels, RSUs, stock options less exercise price, and outstanding performance stock units (PSU) awards at projected payout (currently 0%) for the 2016 – 2017 tranche, and at 0% for the r TSR component for the 2017 – 2019 tranche. PSU, RSU and stock option values were calculated using our closing stock price of $45.40 as of December 29, 2017.

Strong Focus on Variable Compensation

CEO Compensation Heavily Performance Based 2017 CEO Incentive Pay Incentive Pay Element Target Pay Performance Metric Annual Incentive (cash) 100% of base salary EBITDA 37.5% EBITDA Margin 37.5% Company Productivity 25% Long-Term Incentive (equity) 200% of base salary Performance Shares 37.5% of target LTI Total Shareholder Return 40% ROIC 60% Stock Options 37.5% of target LTI value Stock Price Restricted Stock Units 25% of target LTI value Retention & Stock Price 2018 CEO Incentive Pay Incentive Pay Element Target Pay Performance Metric Annual Incentive (cash) 100% of base salary EBITDA 75% Company Productivity 25% Long-Term Incentive (equity) 200% of base salary Performance Shares 40% of target LTI Free Cash Flow 60% ROIC 40% Total Shareholder Return modifier Stock Options 30% of target LTI value Stock Price Restricted Stock Units 30% of target LTI value Retention & Stock Price

Performance Share Award Payout in Each of 2015, 2016 and 2017

Executive Compensation Plans Aligned with Performance NEO Performance Based Variable Compensation NEO, including CEO, performance based variable compensation represents the majority of total compensation. Variable compensation for the past three years saw a direct and significant reduction, specifically: 2 out 3 performance share awards resulted in zero payout; 2 out of 3 annual incentive payments were below target; and 2 out of 3 stock option awards had an underwater exercise price at the end of the year FY 17 Annual Incentive Pay NEO, including CEO, payouts down 28% under cash-based annual plan from FY16 – FY17

Executive Compensation Plans Aligned with Performance FY 17 Long-Term Incentive Pay Stock price performance resulted in no payout of performance shares under FY 2015-2017 long-term incentive plan Options granted in FY15 that fully vested at year end 2017 underwater FY 17 & FY 18 Plan Changes Added financial metrics to annual incentive plan to drive sustained operational efficiencies, cost controls and value creation for shareholders Added ROIC to long term incentive plan to focus on the delivery of financial results from our strategic incentives and related capital expenditures1 Added Free Cash Flow to long term incentive plan to focus on reduction of debt levels and return of capital to shareholders2 Maintained, but adjusted use of, relative TSR (rTSR) to continue focus on delivery of value to shareholders3 ROIC included in 2017 and 2018 award grants. Free Cash Flow included in 2018 award grants. rTSR included as sole measure for 40% of 2017 performance share award and as a performance modifier for the 2018 award grant to provide for a plus or minus 25% adjustment in performance shares earned based on ROIC and Free Cash Flow Performance up to a maximum of 200% payout in total.

Executive Compensation Practices What We Do Commit to oversight, evaluation and continuous improvement of our executive pay design and administration. Target executive compensation mix to favor performance-based compensation. Target executive compensation at the market median with a range of opportunities above and below target to reflect actual performance. Measure executive compensation levels and targets against other similarly-sized manufacturing companies, both in and outside our industry. Utilize key measures tied to operational, financial and share performance. Require stock ownership by executives to further align our executives’ and stockholders’ interests. Prohibit short selling, purchasing on margin, pledging of company stock or other company securities, and buying or selling puts or calls in company stock or other company securities. Provide for broad clawbacks in stock incentive and annual incentive plans. What We Don’t Do Provide perks to executive officers. Provide for excise tax gross-ups in executive compensation plans. Provide for outstanding equity awards to payout after a change of control absent a termination of employment--RSUs and option awards require a “double trigger.”

2018 Annual Meeting of Stockholders This information is being provided to shareholders in addition to the proxy statement filed by Clearwater Paper Corporation (the “Company”) with the Securities and Exchange Commission (the “SEC”) on April 3, 2018. Please read the complete proxy statement and accompanying materials carefully before you make a voting decision. Even if voting instructions for your proxy have already been given, you can change your vote at any time before the annual meeting by giving new voting instructions as described in more detail in the proxy statement. The proxy statement, and any other documents filed by the Company with the SEC, may be obtained free of charge at www.sec.gov and from the Company’s website at http://ir.clearwaterpaper.com/financial-information.